Exhibit 21
SUBSIDIARIES OF FORD MOTOR COMPANY AS OF JANUARY 31, 2022*

Organization	Jurisdiction
CAB East LLC	Delaware, U.S.A.
CAB West LLC	Delaware, U.S.A.
Canadian Road Leasing Company	Canada
FCE Bank plc	England
FMC Automobiles SAS	France
Ford AI Holdings LLC	Delaware, U.S.A.
Ford Auto Securitization Trust	Canada
Ford Automotive Finance (China) Limited	China
Ford Bank GmbH	Germany
Ford Capital B.V.	Netherlands
Ford Credit Auto Lease Two LLC	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2017-REV1	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2017-REV2	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2018-REV1	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2018-REV2	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2019-REV1	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2020-REV1	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2020-REV2	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2021-REV2	Delaware, U.S.A.
Ford Credit Canada Company	Canada
Ford Credit Canadian Lending, LP	Canada
Ford Credit CP Auto Receivables LLC	Delaware, U.S.A.
Ford Credit Floorplan Corporation	Delaware, U.S.A.
Ford Credit Floorplan Master Owner Trust A	Delaware, U.S.A.
Ford Credit International LLC	Delaware, U.S.A.
Ford Credit Italia Spa	Italy
Ford Deutschland Holding GmbH	Germany
Ford ECO GmbH	Switzerland
Ford Espana S.L.	Spain
Ford European Holdings LLC	Delaware, U.S.A.
Ford Holdings LLC	Delaware, U.S.A.
Ford Global Technologies, LLC	Delaware, U.S.A.
Ford India Private Limited	India
Ford International Capital LLC	Delaware, U.S.A.
Ford International Liquidity Management Limited	England
Ford Italia S.p.A.	Italy
Ford Lease Trust	Canada
Ford Mexico Holdings LLC	Delaware, U.S.A.
Ford Motor (China) Ltd.	China
Ford Motor Company Limited	England
Ford Motor Company of Australia Pty Ltd	Australia

Organization	Jurisdiction
Ford Motor Company of Canada, Limited	Canada
Ford Motor Company of Southern Africa (Pty) Limited	South Africa
Ford Motor Company, S.A. de C.V.	Mexico
Ford Motor Credit Company LLC	Delaware, U.S.A.
Ford Motor Service Company	Michigan, U.S.A.
Ford Next LLC	Delaware, U.S.A.
Ford Retail Group Limited	England
Ford Romania S.A.	Romania
Ford Trading Company, LLC	Delaware, U.S.A.
Ford VH Limited	England
Ford VHC AB	Sweden
Ford-Werke GmbH	Germany
Global Investments 1 Inc.	Delaware, U.S.A.

107 Other U.S. Subsidiaries
156 Other Non-U.S. Subsidiaries
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* Other subsidiaries are not shown by name in the above list because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.